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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT




We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-8/A of Coast Dental Services, Inc. (the "Company") of our report relating to the financial statements of the Company dated November 12, 1996 (except for Note 12 which is dated December 31, 1996), our report relating to the combined financial statements of Richard J. Shawn DMD, P.A. dated January 8, 1997, our report relating to the combined financial statements of Seminole Dental Center dated January 8, 1997 appearing in the Company's Form S-1 Registration Statement (333-13613) filed February 10, 1997, our report relating to the financial statements of the Company dated March 11, 1997 appearing in the Company's Form 10-K filed March 31, 1997, and our report relating to the financial statements of West Coast Dental P.A. dated May 23, 1997 appearing in the Company's Form 8-K/A dated June 16, 1997.







/s/ Deloitte & Touche LLP
----------------------------
DELOITTE & TOUCHE LLP

Tampa, Florida
July 31, 1997